UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): March 2, 2006

DEVCON INTERNATIONAL CORP.

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-07152	59-0671992
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

595 South Federal Highway, Suite 500

Boca Raton, Florida 33432

(Address of principal executive office)

Registrant’s telephone number, including area code: (561) 955-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Agreement

The Company previously entered into that certain Stock Purchase Agreement (the “Original Stock Purchase Agreement”), dated January 23, 2006, with Donald L. Smith, Jr. (“Mr. Smith”). Pursuant to the terms of the Original Stock Purchase Agreement, the Company agreed to sell to Mr. Smith all of the issued and outstanding shares of one of its subsidiaries, Antigua Masonry Products, Ltd., an Antigua corporation (“AMP”), for an aggregate purchase price equal to approximately $5 million, subject to certain adjustments. The Company also agreed to sell to Mr. Smith all equity interests owned by the Company in M21 Industries, Inc., a Virgin Islands corporation (“M21” and together with AMP, the “Devcon Subsidiaries”). The Company retained the right to review other offers to purchase these Antigua operations.

On March 2, 2006, the Company (i) terminated the Original Stock Purchase Agreement, pursuant to that certain Termination Agreement with Mr. Smith, and (ii) entered into that certain Stock Purchase Agreement (the “Final Stock Purchase Agreement”) with A. Hadeed or his nominee and Gary O’Rourke (collectively, the “Purchasers”), under which the Company completed the sale of all of the issued and outstanding common shares of AMP to the Purchasers. The Purchasers acknowledged that preferred shares of AMP with a face value equal to EC 1,436,485 (USD 532,032 as of the date hereof) (collectively, the “Preferred Shares”) are outstanding and owned beneficially and of record by certain third parties and that such Preferred Shares are reflected as debt on AMP’s books and records. The Purchasers further acknowledged that their acquisition of AMP was subject to the Preferred Shares and that the Purchasers have sole responsibility of satisfying and discharging all obligations represented by such Preferred Shares, which represents an aggregate amount slightly in excess of $500,000.

Under the Final Stock Purchase Agreement, the Purchasers acquired 493,051 common shares (collectively, the “Shares”) of AMP for a purchase price (the “Purchase Price”) equal to $5.1 million, subject to certain adjustments. The Purchase Price was paid entirely in cash as opposed to the partial payment contemplated under the Original Purchase Agreement through surrender of the $1,725,000 note the Company had previously issued to Mr. Smith. In addition, the terms of the Final Stock Purchase Agreement excluded M21 from the sale, but included transfers of certain assets from the Antigua operations to the Company, as well as pre-closing transfers to AMP of certain preferred shares in AMP that were owned by the Company. The Purchasers have agreed to pay all taxes incurred as a result of the sale.

Under the terms of the Final Stock Purchase Agreement, the Purchasers will acquire the Shares “as is” and “where is” based upon the Purchasers’ acknowledgement that the Purchasers are knowledgeable and experienced with respect to this industry and the Devcon Subsidiaries, in particular, and that prior to the closing, Mr. O’Rourke had management and operational control of the Devcon Subsidiaries.

The foregoing summary of each of the Original Stock Purchase Agreement, the Termination Agreement and the Final Stock Purchase Agreement is not complete and is qualified in its entirety by reference to the Original Stock Purchase Agreement, which is incorporated by reference herein to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2006, and each of the Termination Agreement and the Final Stock Purchase Agreement, which are filed herewith as Exhibit 10.2 and 10.3, respectively, and are incorporated herein by reference. A copy of the press release issued by the Company, and dated as of March 3, 2006, is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement

Please refer to the discussion in Item 1.01 hereof, which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

The Company is attaching a copy of a press release issued March 3, 2006 as Exhibit 99.1.

In accordance with general instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. This report will not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

None.

(b)	Pro Forma Financial Information

None.

(c)	Exhibits

10.1	Stock Purchase Agreement, dated as of January 23, 2006, by and between the Company and Donald L. Smith, Jr. (incorporated by reference to Exhibit 10.1 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2006).

10.2	Termination Agreement, dated as of March 2, 2006, by and between the Company and Donald L. Smith, Jr.

10.3	Stock Purchase Agreement, dated as of March 2, 2006, by and among the Company and the Purchasers.

99.1	Press Release dated March 3, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVCON INTERNATIONAL CORP.

Dated: March 3, 2006	By:	/s/ Stephen J. Ruzika
Stephen J. Ruzika
Chief Executive Officer & President

EXHIBIT INDEX

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated as of January 23, 2006, by and between the Company and Donald L. Smith, Jr. (incorporated by reference to Exhibit 10.1 filed with the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 24, 2006).

10.2	Termination Agreement, dated as of March 2, 2006, by and between the Company and Donald L. Smith, Jr.

10.3	Stock Purchase Agreement, dated as of March 2, 2006, by and among the Company and the Purchasers.

99.1	Press Release dated March 3, 2006.